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U. S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2003

INFOCROSSING, INC.
(Exact name of issuer as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-20824 Commission File Number	13-3252333 (IRS Employer Identification No.)

2 Christie Heights Street, Leonia, New Jersey 07605
(Address of principal executive offices)

(201) 840-4700
(Issuer's telephone number)

N/A
(Former name or former address, if changed since last report.)

This amendment is filed to correct the signature page only.

ITEM 9. Regulation FD Disclosure

        This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements include the projections set forth below and, in some cases, can otherwise be identified by terminology such as "may," "will," "should," "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential," or "continue," the negative of these terms or other comparable terminology. These statements involve a number of risks and uncertainties including, but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; new products; technological changes; the Company's dependence on third party suppliers; intellectual property rights; and other risks. For any of these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

        You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report and are based on information currently and reasonably known. The Company undertakes no obligation to release any revisions to or update these forward-looking statements to reflect events or circumstances that occur after the date of this report or to reflect the occurrence or effect of anticipated or unanticipated events.

        The Company has revised its forward-looking information for 2003. Revenues for 2003 are now forecasted to be between $60.5 million and $64.0 million. Income from Operations for 2003 is now forecasted to be between $5.8 million and $7.4 million. EBITDA for 2003 is now forecasted to be between $12.0 million and $13.6 million. EBITDA reflects Income from Operations plus Depreciation and Amortization of $6.2 million. The Company is no longer issuing quarterly guidance due the uncertainty of the timing of new customer contracts.

        "EBITDA" is defined as earnings before income taxes, depreciation, amortization, interest, and, when applicable, restructuring costs, impairment of assets, and other income and expenses. EBITDA should not be considered as an alternative to operating income, as defined by generally accepted accounting principles, as an indicator of our operating performance, or to cash flows, as a measure of liquidity.

Forecast Assumptions

        Revenues are currently forecasted to increase by between 19% and 26% in 2003 as compared to 2002.

        Operating costs and expenses and selling, general and administrative expenses are now forecasted to increase by between 16% and 20% in 2003 as compared to 2002.

        The forecasted increases in operating costs and expenses, selling, general and administrative expenses and depreciation are based upon the forecasted revenue increases and historical experience related to required expenditures.

        These forecasts should be read together with the audited consolidated financial statements of the Company for the year ended December 31, 2002; the year ended December 31, 2001; the two month period ended December 31, 2000; and the fiscal year ended October 31, 2000, contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 that can be obtained from the Securities and Exchange Commission on its Internet website (www.sec.gov) or the Company's Internet website (www.infocrossing.com).

        The projections were not prepared with a view to compliance with published guidelines of the Securities and Exchange Commission, nor the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present operations in accordance with generally accepted accounting principles, and the Company's independent auditors have not examined, compiled or performed any procedures with respect to the projections presented herein, nor have they expressed any opinion or any other form of assurance of such information or its achievability, and accordingly assume no responsibility for them.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOCROSSING, INC.

Date: February 6, 2004	/s/ WILLIAM J. MCHALE William J. McHale Senior Vice President of Finance

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